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                                                                   EXHIBIT 10.12

                          QUINTILES TRANSNATIONAL CORP.
                         NONQUALIFIED STOCK OPTION PLAN

                            (Amended January 1, 2001)

1.       PURPOSE

         The purpose of the Quintiles Transnational Nonqualified Stock Option Plan (the "Plan") is to further the success of Quintiles Transnational Corp. (the "Company") by making shares of the Company's Common Stock ("Common Stock") available for purchase by eligible employees, officers, directors and consultants of the Company, or any affiliated company or partnership in which the Company has an ownership interest, and other persons receiving services from or providing services to the Company, in order to provide an additional incentive to such persons to continue their relationship with the Company and in order to give such persons a greater interest in the Company's success. This purpose will be carried out through the granting of options which do not meet the statutory requirements of Sections 422 or 423 of the Internal Revenue Code of 1986, as amended.

2.       STOCK SUBJECT TO PLAN

         Subject to the provisions of Section 9 of the Plan, the Company's Board of Directors (the "Board") shall reserve for issuance upon the exercise of the options an aggregate of 29,577,462 authorized and unissued shares of Common Stock, plus an annual increase to be added as of January 1 of each year equal to the lesser of (i) five hundred thousand (500,000) shares, (ii) five percent (5%) of any increase, other than any increase due to the issuance of shares under the Plan or any other similar plan of the Company, in the authorized and issued shares (on a fully diluted basis) of Common Stock, or other securities directly or indirectly exercisable for or convertible into Common Stock, since the immediately preceding January 1 or (iii) a lesser number determined by the Board. The Board may from time to time reserve additional shares of authorized and unissued Common Stock for issuance upon exercise of options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock subject to the expired or terminated option shall again be available for options under the Plan.

3.       ADMINISTRATION

         The Board shall designate a committee of at least two "Non-Employee Directors" as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Committee") to administer the Plan. The Committee shall report all of its actions to the Board. The Board may from time to time remove members from the Committee and appoint their successors. The Board shall fill all vacancies on the Committee however caused. Except as otherwise expressly provided in the Plan, the Committee shall have absolute discretionary authority (a) to determine the individuals to receive options, the times when options shall be granted, the number of shares to be subject to each option, the option price, the option period, and the time or times when each option shall be exercisable; (b) to interpret the Plan; (c) to prescribe, amend, and

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rescind rules and regulations relating to the Plan; (d) to determine the terms and provisions (and amendments of the terms and provisions) of the option agreements to be entered into between the Company and each Participant granted an option under the Plan (which option agreements need not be identical), including such terms and provisions as shall be required in the Committee's judgment to conform to any change in any applicable law or regulation; and (e) to make all other determinations the Committee shall deem necessary or advisable for the Plan's administration.

         No member of the Committee or the Board shall be liable to any person for any action or determination which he or she makes in good faith.

4.       ELIGIBILITY

         Subject to the provisions of Section 3, any employee, officer, director, and consultant of the Company or any affiliated company or partnership in which the Company has an ownership interest and other persons receiving services from or providing services to the Company designated by the Committee shall be eligible to receive options under the Plan (the "Participants"). In designating Participants and in recommending the number of shares of Common Stock to be covered by each option granted to a Participant, the Committee may take into account the nature of the services rendered by or for each Participant, his or her present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. The Company may grant additional options to Participants who have already been granted options under the Plan.

5.       OPTION PRICE

         The Committee shall determine the purchase price of the shares of Common Stock covered by each option, which purchase price may be above or below the fair market value of the Common Stock at the time of the grant, as determined by the Committee.

6.       EXERCISE OF OPTION

         The period during which an option may be exercised shall be determined by the Committee when the option is granted and shall not extend more than ten
(10) years from the date on which the option is granted. The term of each option, however, shall not extend for more than the period prescribed in Sections 8 or 10 of the Plan. Except as provided in the option agreement relating to such option, an option may be exercised in whole or in part at any time during its term. The Committee may impose vesting or other restrictions on the exercisability or conditions of options. Except as provided in the option agreement relating to such option, the purchase price of the shares of Common Stock subject to the option shall be paid in full in cash upon the exercise of the option. If the option agreement so provides, the purchase price may be paid in whole or in part by surrendering shares of Common Stock or by surrendering the option to the Company. If shares or options are used to pay all or part of the purchase price, the cash and any shares or options surrendered must have a fair market value (determined as of the day preceding the date of exercise) that is not less than the purchase price for the number of shares for which the option is being exercised. The holder of an option under the Plan shall not have any of the rights of a shareholder

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with respect to the Common Stock subject to the option until such shares shall be issued to him or her upon the exercise of the option and payment of the purchase price.

7.       TRANSFERABILITY OF OPTION

         Except as determined by the Committee and set forth in the option agreement relating to such option, no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution (including by pledge or hypothecation) and shall be exercisable only by the Participant or his or her duly appointed legal representative.

8.       TERMINATION OF RELATIONSHIP WITH THE COMPANY

         The times and conditions upon which an option will terminate where a Participant to whom an option has been granted under the Plan terminates, or the Company terminates, his or her employment, consultant, or service relationship with the Subsidiary or an affiliated company or partnership in which the Subsidiary has an ownership interest shall be determined by the Committee when the option is granted; provided, however, that in no event shall an option be exercisable more than ten (10) years from the date it was granted. Nothing in the Plan or any option granted pursuant to the Plan shall (a) confer on any individual any right to continue in the employ of the Company or to continue any consultant or service relationship with the Company or (b) interfere in any way with the Company's right to terminate such individual's employment, consultant or service relationship at any time.

9.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event of a change in the Company's Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation or similar action, the Committee shall make an appropriate adjustment of the number and class of shares of Common Stock subject to and the purchase price for each then outstanding option, consistent with and as provided in the corresponding option agreement under the Plan. In the event of any such change in the outstanding Common Stock, the Committee shall adjust appropriately the aggregate number and class of shares of Common Stock reserved and available under the Plan appropriately, and the Committee's determination on adjustment shall be conclusive.

10.      TERMINATION OF OPTIONS ON MERGER OR SALE OF ASSETS

         Except as otherwise provided in an agreement, a liquidation of the Company, a merger or consolidation in which the Company is not the surviving or resulting corporation, or a sale of all or substantially all of the Company's assets shall cause every option outstanding under the Plan to terminate on the effective date of such action. In such an event, each option holder shall have the right, within his or her sole discretion, to exercise before the effective date of such action any or all of the options he or she then holds, but only to the extent that such options are otherwise exercisable under the terms of the Plan. Any options not so exercised shall terminate on the effective date of such action. (Amendment effective as of August 5, 1999).


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11.      AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

         The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted under the Plan may conform to any changes in the law or in any other respect which the Board may deem to be in the best interest of the Company. Modifications or amendments to the Plan are not required to be approved by the Company's shareholders, except to the extent required by law or by the Company's bylaws. No termination, modification, or amendment of the Plan without the consent of the Participant to whom any option shall have been previously granted shall adversely affect such Participant's rights under such option. Unless terminated earlier in accordance with this Section, the Plan shall terminate when all shares of Common Stock reserved for issuance under the Plan have been issued.

12.      EFFECTIVENESS OF THE PLAN

         The Plan shall become effective on such date as the Board shall determine (the "Effective Date"). The exercise of each option granted pursuant to the Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that (a) the satisfaction of withholding tax or other withholding liabilities, (b) the listing on any securities exchange or the registration or qualification under any state or federal law of any shares of Common Stock otherwise deliverable upon its exercise, or (c) the consent or approval of any regulatory body or the shareholders is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares of Common Stock pursuant to such exercise, then, in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Company.

13.      TIME OF GRANTING OPTIONS

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or the Committee will constitute the granting of an option pursuant to the Plan. The granting of an option pursuant to the Plan will occur only when a written option agreement is duly executed and delivered by and on behalf of the Company and the Participant to whom such option is to be granted.

14.      APPLICABLE LAW

         Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.


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